EXHIBIT 99.1

                                  PRESS RELEASE

Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, California 93905
831/753-6262

FOR IMMEDIATE RELEASE


        Monterey Gourmet Foods Announces Fourth Quarter Operating Results with Sales Increasing 57% Compared to Fourth Quarter 2004


         SALINAS, CA (February 16, 2006) -- Monterey Gourmet Foods (NASDAQ:
PSTA) today announced fourth quarter sales of $23.66 million compared to $15.09 million for the fourth quarter 2004, or a 57% increase. The Company also reported a pre-tax loss of $1.1 million for the fourth quarter ended December 31, 2005. This compares to a pre-tax loss of $326,000 ended December 26, 2004. Income tax was still under review by the company's outside tax analysts at the time of this release, so net income was not available to report. We expect this tax review to be completed within a few days.

         For the twelve months ended December 31, 2005, the Company reported net sales of $85.2 million, and a pre-tax loss of $923,000. This compares with net sales for the twelve months ended December 26, 2004 of $62.5 million, with a pre-tax loss of $1.8 million. The pre-tax loss for 2005 reflects the loss for the fourth quarter after three consecutive quarters of profitability.

         Mr. Jim Williams, President/CEO of Monterey Gourmet Foods, explained, "Our overriding goal for 2005 was to accelerate sustainable top-line sales growth and this is reflected in our 57% sales growth in the fourth quarter and our 37% sales growth for the year. Especially positive for the quarter was our core Monterey Pasta business with sales up 37%, CIBO Naturals with sales up 29%, and Emerald Valley Organics with sales up 18%, all vs. fourth quarter 2004. Our acquisitions earlier in 2005, Sonoma Cheese and Casual Gourmet, contributed $3.5 million of sales for the quarter. Now that we have achieved strong sales momentum, our overriding goal in 2006 is to accelerate profitability."

         Commenting on the year end sales and pre-tax results, Mr. Williams stated, "Our pre-tax loss for the quarter resulted from several exceptional costs in the quarter totaling over $1 million, most of which were one-time in nature. A large portion of these costs resulted from a rapid scale-up of our new tamale products. The retail sell-through of this new line has been very positive and is continuing into 2006. In spite of these set backs in the 4th Quarter, we improved pre-tax loss for the year by $926,000 compared to 2004."

         Commenting about the outlook for 2006 Mr. Williams stated, "Sales for January 2006 continued very positive increasing 58% vs. January 2005 and we expect to see sales growth throughout 2006. We are confident that we will see continued progress in profitability in 2006 as we reap benefits from the positive initiatives undertaken over the past two years to strengthen our long-term business. In addition, we have launched a broad-based profit improvement program that we expect to deliver nearly $2 million in annualized operating margin improvement beginning by mid-year 2006."

         This press release contains forward-looking statements concerning the effect of Monterey Gourmet Foods' corporate acquisitions and product innovations on projected sales for future periods by product including without limitation

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statements including such terms as "we expect," "we are confident", "as we reap benefits" and words of similar import." These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods' actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of Sonoma Foods and Casual Gourmet operations, processes, and products, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company's ability to achieve improved production efficiencies in connection with the introduction of its new items, (v) the timely and cost-effective introduction of new products in the coming months, (vi) retention of key personnel and retention of key management, (vii) the risks inherent in food production, (viii) intense competition in the market in which the Company competes and (ix) Monterey Gourmet Foods' ability to source competitively priced raw materials to achieve historical operating margins. In addition, the Company's results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.

         The Company has provided additional information regarding risks associated with the business in the Company's Annual Report on Form 10-K for fiscal 2004, its Quarterly Reports on Form 10-Q for the quarters ended March 27, 2005, June 30, 2005, September 30, 2005, and its Reports of Material Event on Forms 8-K filed January 18, 2005, February 14, 2005, March 28, 2005, April, 2005, May 10, 2005, June 17, 22 and 28, 2005, August 2, 2005, November 14, 2005
and January 18 and 23, 2006, and its Proxy Statement filed June 13, 2005. The Company undertakes no obligation to update or revise publicly, any forward looking statements whether as a result of new information, future events or otherwise.

         Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 143,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas, (Monterey County) California, its organic food production facility in Eugene, Oregon and its newly acquired facility in Seattle, Washington. Monterey Gourmet Foods has national distribution of its products in over 9,700 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific.

CONTACT: Jim Williams, Chief Executive Officer, jimw@montereygourmetfoods.com
         Scott Wheeler, Chief Financial Officer, scottw@montereygourmetfoods.com

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

                          MONTEREY GOURMET FOODS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(000's $)
                                                          Fourth Quarter Ended         Twelve Months Ended
                                                      ---------------------------   ---------------------------
                                                      December 31,   December 26,   December 31,   December 26,
                                                          2005           2004           2005           2004
                                                      ------------   ------------   ------------   ------------
Net revenues .....................................    $     23,658   $     15,086   $     85,248   $     62,491
Cost of sales ....................................          17,708         10,940         62,016         46,023
                                                      ------------   ------------   ------------   ------------
Gross profit .....................................           5,950          4,146         23,232         16,468
Selling, general and administrative expenses .....           6,872          4,433         23,552         18,224
                                                      ------------   ------------   ------------   ------------
Operating income  (loss) .........................            (922)          (287)          (320)        (1,756)

Gain (loss) on disposition of assets .............              --             --             --             (5)

Other income/(expense), net ......................              --             (2)            18             42

Interest income/(expense), net ...................            (194)           (37)          (621)          (130)
                                                      ------------   ------------   ------------   ------------
Income (loss) before provision for income
   tax benefit/(expense) .........................          (1,116)          (326)          (923)        (1,849)

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